                                  Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the quarterly filing of Neogenomics, Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the period ended September 30,
2002, as filed with the Securities and Exchange Commission (the "Report"), I,
Michael T. Dent, M.D President and CEO of the Company, certify, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael T. Dent, M.D.
Michael T. Dent, M.D.
President and CEO
November 19, 2002